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                                                                    EXHIBIT 99.5

                 Form of Non-Statutory Stock Option Agreement


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                                  ENCAD, INC.

                                 NON-STATUTORY
                            STOCK OPTION AGREEMENT
                               (NON-PLAN OPTION)


     THIS STOCK OPTION AGREEMENT (the "Option Agreement") dated April 20, 1998 between ENCAD, Inc., a Delaware corporation (the "Company"), and Michael
J. T. Steep ("Optionee").

                                   RECITALS

     A. The Board of Directors ("the Board") of the Company believes that it is in the best interests of the Company to provide its employees with the opportunity to acquire an equity interest in the Company as a means of attracting and retaining the services of selected key employees (including officers) and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.

     B. Optionee is an individual who will be employed as an officer of the Company and whose successful efforts will contribute to the financial success of the Company.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), an Option (the "Option") to purchase up to seventy-five thousand (75,000) shares of the Company's Common Stock (the "Option Shares"). The Option Shares shall be purchasable from time to time during the Option Term (as set forth in Paragraph 2 below) at Thirteen Dollars and Eight and Three-Quarter Cents ($13.875) per share (the "Option Price").

     2. OPTION TERM. The Option shall have a maximum term of ten (10) years measured from the Grant Date unless sooner terminated in accordance with Paragraph 5 or 6 (the "Option Term"). The date which is ten (10) years from the Grant Date is hereinafter referred to as the "Expiration Date."

     3. LIMITED TRANSFERABILITY. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

     4.   EXERCISABILITY.  This Option shall become exercisable in sixteen
(16) successive equal quarterly installments upon Optionee's completion of each additional quarter of Service over the sixteen (16) quarters measured from the Grant Date, provided that the Option shall not become exercisable for any additional Option Shares after the Optionee's cessation of Service. As the Option becomes exercisable for the Option Shares in one or more such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments throughout the Option Term.


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5.  TERMINATION OF SERVICE.  The Option Term specified in Paragraph 2 shall terminate (and this Option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

            (i) Except to the extent otherwise provided in subparagraphs (ii) through (iii) below, should Optionee cease to remain in the Service of the Company at any time during the Option Term, then this Option shall not remain exercisable for more than a three (3)-month period commencing with the date of such cessation of Service. Upon the expiration of such three
     (3)-month period or (if earlier) upon the specified Expiration Date of the Option Term, this Option shall terminate and cease to be outstanding.

           (ii) Should Optionee die while in Service or within the three (3)- month period following his or her cessation of Service, then the personal representative of the Optionee's estate or the person or persons to whom this Option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this Option. Such right shall lapse, and this Option shall terminate and cease to remain exercisable, upon the EARLIER of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

          (iii) Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the Option Term, then this Option shall not remain exercisable for more than a twelve (12) month period commencing with the date of such cessation of Service. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

           (iv) In no event shall this Option be exercisable at any time after the specified Expiration Date of the Option Term.

            (v) During the limited post-Service period of exercisability determined in accordance with subparagraphs (i) through (iii) above, this Option may not be exercised for more than the number of Option Shares (if any) for which this Option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in Paragraph 4 or the special acceleration provisions of Paragraph 6 of this Agreement. However, the number of Option Shares purchasable after the Optionee's death shall be reduced for any Option Shares purchased by the Optionee after his or her cessation of Service but prior to death.

           (vi) For purposes of this Paragraph 5 and for all other purposes under this Agreement, the following definitional provisions shall be in effect:

                 A. The Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the Company's Board or an independent consultant or advisor.

                 B. The Optionee shall be deemed to be an Employee and to continue in the Company's employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                 C. The Optionee shall be deemed to be permanently disabled if the Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to perform his or her usual duties for the Company or the parent or subsidiary corporation retaining his or her services.


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                 D.  A corporation shall be considered to be a subsidiary
     corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 E. A corporation shall be considered to be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     6.   CORPORATE TRANSACTION.

          A. For purposes of this Paragraph 6, a "Corporate Transaction" shall be one or more of the following stockholder-approved transactions:

                 (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

          B. If this Option is to be assumed in connection with the Corporate Transaction or is otherwise to continue in effect, then it shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price, provided that the aggregate Option price payable for such securities shall remain the same.

          C. If in the event of any Corporate Transaction this Option is not assumed or continued in accordance with Paragraph 6.B, the exercisability of this Option shall automatically accelerate so that, immediately prior to the specified effective date for the Corporate Transaction, this Option shall become fully exercisable with respect to all of the Option Shares.

          D. This Option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable, unless it is expressly assumed or continued by the successor corporation or parent thereof.

          E. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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     7.   CHANGE IN CONTROL.  Upon the occurrence of any Change in Control of the Company, the exercisability of this Option shall automatically accelerate so that such Option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of such shares. Similarly, all unvested shares of this Option shall automatically vest immediately prior to the specified effective date of the Change in Control. For purposes of this Paragraph 7, a Change in Control shall be deemed to occur in the event:

               (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

               (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either
     (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     8.   ADJUSTMENT IN OPTION SHARES.

          A. In the event any change is made to the Common Stock issuable under the Option by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, conversion or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this Option and (ii) the Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          B. If this Option is to be assumed in connection with a Corporate Transaction or is otherwise to continue in effect, then this Option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the Optionee in the consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price, PROVIDED the aggregate Option Price payable hereunder shall remain the same.

     9. PRIVILEGE OF STOCK OWNERSHIP. The holder of this Option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the Option, paid the Option Price for the purchased shares and been issued such shares.

     10.  MANNER OF EXERCISING OPTION.

          A. In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                 (i) Execute and deliver to the Secretary of the Company (a) a written notice of exercise (the "Exercise Notice"), in substantially the form of EXHIBIT I attached hereto, in which there is specified the number of Option Shares for which the Option is exercised.

                (ii) Pay the aggregate Option Price for the purchased shares in one or more of the


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     following alternative forms:

                      1. full payment in cash or check drawn to the Company's order;

                      2. full payment in shares of Common Stock of the Company held by the Optionee for the requisite period necessary to permit the Company to avoid recognizing a charge for compensation for financial accounting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                      3. full payment in a combination of shares of Common Stock of the Company held by the Optionee for the requisite period necessary to permit the Company to avoid recognizing a charge for compensation for financial accounting purposes valued at Fair Market Value on the Exercise Date and cash or check drawn to the Company's order;

                      4. full payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                      5. full payment in any other form which the Company may, in its discretion, approve at the time of exercise in accordance with the provisions of Paragraph 16 of this Agreement.

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than the Optionee) have the right to exercise this Option.

          B. For purposes of this Agreement, the Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) and (ii) below, and the Exercise Date shall be the date on which the executed Exercise Notice is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the Option, payment of the Option Price for the purchased shares must accompany the Exercise Notice. The procedure for measuring Fair Market Value shall be as follows:

                 (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the NASDAQ National Market System, Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (iii) If shares of the series of Common Stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair


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     market value shall be determined by the Company after taking into account such factors as the Company shall deem appropriate, including one or more independent professional appraisals, in a manner consistent with the provisions of Section 260.140.50 of the Rules of the California Corporations Commissioner.

          C. As soon after the Exercise Date as practical, the Company shall deliver to or on behalf of the Optionee (or to any other person or persons exercising this Option) the purchased shares.

          D. In no event may this Option be exercised for any fractional shares.

     11.  COMPLIANCE WITH LAWS AND REGULATIONS.

          A. The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Option Shares may be listed at the time of such exercise and issuance.

          B. In connection with the exercise of this Option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

     12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

     13. LIABILITY OF COMPANY. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

     14. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

     15. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at the Company's principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line hereto. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     16. LOANS. The Company may, in its absolute discretion and without any obligation to do so, assist the Optionee in the exercise of this Option by
(i) authorizing the extension of a loan to the Optionee from the Company or
(ii) permitting the Optionee to pay the Option Price for the purchased Common Stock in installments for a specified period. The terms of any loan or installment method of payment (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

     17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

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     18.  WITHHOLDING.  Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of any Federal, State or local income tax withholding requirements and Federal social security or other employee tax requirements applicable to the exercise of this Option.

                                       ENCAD, INC.


                                       /s/
                                       Richard A. Plante
                                       President


                                       /s/
                                       Michael J. T. Steep

                                       Address:_______________________________

                                       _______________________________________

                                       Social Security #:_____________________


Dated:  April 20, 1998


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                                   EXHIBIT I


[LOGO]                  NOTICE TO EXERCISE STOCK OPTIONS


I hereby notify ENCAD, Inc. that I elect to exercise _________________ shares pursuant to stock option (the "Option") granted to me on ____________________ to purchase up to __________ shares of ENCAD Common Stock at an option price of $___________ per share (the "Option Price").

     Concurrently with the delivery of this Notice to Exercise I shall pay to ENCAD the Option Price for the exercised shares in accordance with the provisions of my agreement with ENCAD evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

Optionee Name:________________________________________________________________
Street Address:_______________________________________________________________
City/State/Zip Code:__________________________________________________________

Social Security Number:_____________________ Telephone Number/Extension:______ Method of exercise
(check one):          Cashless           / /     Stock Swap  / /  No.
     Cash/check       Exercise and hold  / /     used in swap _____
                      No._____                   Attestation form
                      Exercise and sell  / /     attached   / /
                      No._____                   Certificate
                                                 attached   / /
DELIVERY        Name:_____________________________________________________
INSTRUCTIONS:
                Address:__________________________________________________
                DTC #:____________________________________________________

Broker:         Name:_____________________________________________________
                Address:__________________________________________________
                Phone #:__________________________________________________
                Account #:________________________________________________


Optionee Signature:__________________________ Date:_______________________

Exercise Procedures:
1. Complete, sign and return the Notice to Exercise form to Karen Patchen or Ann White.

2. For cash transactions, a personal check, money order or cashier's check must be provided before the exercise will be processed.

3. For stock swaps, the stock certificate(s) used in exchange for the options shares must be duly executed by a bank participating in the Medallion program.

4. If exercising through a brokerage firm, submit the Notice to Exercise prior to contracting the broker to avoid a delay in processing.

5. Exercises are processed the same day payment is received. Fair Market Value will be established by the closing price (last trade) of ENCAD common stock on the day of exercise. Allow approximately five business days for delivery of your certificate.

6. The Notice to Exercise is valid for 30 days only. If transaction does not take place within 30 days a new form must be completed.

FINANCE USE ONLY

Date verified with broker:___________  Date entered into system:______________

Date payment received:_______________  Date sent to transfer agent:___________

FMV/Date:____________________________  Date confirmation sent to optionee:______________________________
Comments:____________________________